AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of May 30, 2014, by and among ALCO STORES, INC., a Kansas corporation (the “Lead Borrower”), ALCO HOLDINGS, LIMITED LIABILITY COMPANY, a Texas limited liability company (“Holdings” and together with the Lead Borrower, the “Grantors” and each, a “Grantor”), in favor of WELLS FARGO BANK, NATION ASSOCIATION, in its capacity as administrative agent and collateral agent (the “Agent”) for its own benefit and the benefit of the other Credit Parties, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, (i) the Lead Borrower and the other Borrowers party thereto from time to time, (ii) the Guarantors party thereto from time to time, (iii) the Agent (iv) Wells Fargo Bank, National Association, as term loan agent (in such capacity, the “Term Loan Agent”) and (v) the Lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have agreed to make Loans to the Borrowers, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1

Definitions

SECTION 1.01 Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02 Definition of Certain Terms Used Herein. Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term “Account” includes health-care-insurance receivables.

“Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Agent’s Rights and Remedies” shall have the meaning assigned to such term in SECTION 11.08.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” means, with respect to each Grantor, all of such Grantor’s personal property and interests in such personal property, wherever located, and whether now existing or hereafter arising or acquired from time to time, including, without limitation:

(a)	all Accounts;

(b)	all Goods, including Equipment, Inventory and Fixtures;

(c)	all Documents, Instruments and Chattel Paper;

(d)	all Letters of Credit and Letter-of-Credit Rights;

(e)	all Securities Collateral;

(f)	all Investment Property;

(g)	all Intellectual Property Collateral;

(h)	all Commercial Tort Claims;

(i)	all General Intangibles;

(j)	all Deposit Accounts;

(k)	all Supporting Obligations;

(l)	all books and records relating to the Collateral; and

(m)         to the extent not covered by clauses (a) through (l) of this sentence, all other personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

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Notwithstanding anything to the contrary contained in clauses (a) through (m) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, the AWG Certificates; provided, however, that any amounts received by any Grantor from AWG as payments to such Grantor pursuant to the terms of any equity, deposits, credits, sums and indebtedness constitution such AWG Certificates and any Net Proceeds therefrom shall, when so received, constitute Collateral.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the registrations and applications listed in Section IV of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to the Grantor; credit memoranda in favor of the Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; user, technical reference, and other manuals and materials; patents, patent applications and patents pending; trade secret rights, copyrights, copyright applications, mask work rights and interests, and derivative works and interests; trade names, trademarks, trademark applications, service marks, and service mark applications, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of the Grantor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by the Grantor, whether intended for an individual customer or the general business of the Grantor, or used or useful in connection with research by the Grantor.

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“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.

“Grantor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in SECTION 11.06 of this Agreement.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights and Goodwill.

“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described on Schedule I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed thereto or associated therewith; and (f) Documents which represent any of the foregoing.

“Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded, or is at the time entitled to demand, payment or performance.

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“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications made by such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents and patent applications listed in Section IV of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Agent for the benefit of the Credit Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Grantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with SECTION 10.07 hereof, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interest in any issuer now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of such issuer described in Schedule II hereof, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer under the Organization Documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor; provided, however, that to the extent applicable, Pledged Interests shall not include any interest constituting more than 65% of the voting power or control of all classes of interests entitled to vote of any CFC to the extent such pledge would result in an adverse tax consequence to the Grantor.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Successor Interests.

“Proceeds” shall mean “proceeds”, as defined in the UCC, and shall also mean each type of property described in the definition of Collateral.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement); provided, however, that Obligations which arise with respect to any Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) of the definition of “Obligations” in the Credit Agreement.

“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to Agent with respect to a Securities Account of a Grantor.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

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“Security Interest” shall have the meaning assigned to such term in SECTION 2.01 of this Agreement.

“Successor Interests” shall mean, collectively, with respect to each Grantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Grantor (unless such successor is such Grantor itself) formed by or resulting from any consolidation or merger in which any Person listed in Section I of the Perfection Certificate is not the surviving entity; provided, however, that Successor Interests shall not include shares or interests constituting more than 65% of the voting power or control of all classes of capital stock or interests entitled to vote of any CFC to the extent such pledge would result in an adverse tax consequence to such Grantor.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Section IV of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

SECTION 1.03 Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE 2

Security Interest

SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains, assigns, mortgages, pledges, hypothecates and transfers to the Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, and hereby grants to the Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Agent as the Grantor’s true and lawful attorney, exercisable by the Agent whether or not an Event of Default exists, with full power of substitution, at the Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the signature of the Grantor (the Grantor hereby appointing the Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming the Grantor, as debtors, and the Agent, as secured party. Each Grantor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any Financing Statements or amendments thereto relating to the Collateral if filed prior to the date hereof. Each Grantor further authorizes Agent to file filings with the United States Patent and Trademark Office and the United States Copyright Office (or any successor offices or any similar offices in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, and naming such Grantor, as debtor, and the Agent, as secured party.

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SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

Each Grantor represents and warrants to the Agent and the other Credit Parties that:

SECTION 3.01 Title and Authority. Except as otherwise disclosed in this Agreement or any other Loan Document, the Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained. No consent, authorization, approval, license or other action by any Person is required for the exercise by the Agent of the voting or other rights provided for in this Agreement or for the exercise by the Agent of the remedies in respect of the Collateral pursuant to this Agreement, other than any consent or approval which has been obtained. Following the occurrence and during the continuation of an Event of Default, if the Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 3.02 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest (that can be perfected by filing a UCC financing statement or filing with the United States Patent and Trademark office or United States Copyright Office) granted by each Grantor to the Agent (for the benefit of the Credit Parties) pursuant to this Security Agreement in respect of the Collateral are listed on Schedule III hereto. Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Agent in completed and, to the extent necessary, duly executed form for filing in each governmental, municipal or other office specified in Schedule III. Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will cooperate with the Agent’s reasonable requests to assist the Agent in maintaining the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest (subject to Permitted Encumbrances having priority under applicable Law) and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances) and (ii) at any time and from time to time, upon the written request of the Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may reasonably request, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Blocked Account Agreements (as required by the Credit Agreement), all in form reasonably satisfactory to the Agent and in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable Law in each case to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein (subject to Permitted Encumbrances having priority under applicable Law) and to preserve the other rights and interests granted to the Agent hereunder, as against the Grantors and third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral.

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SECTION 3.03 Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in SECTION 3.02 above, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by Control). The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to Permitted Encumbrances having priority by operation of applicable Law.

SECTION 3.04 Absence of Other Liens. The Collateral is owned by the Grantor free and clear of any Lien, except for (i) Permitted Encumbrances or (ii) Liens for which termination statements have been delivered to the Agent. Except as provided in the Loan Documents, the Grantor has not (a) filed or consented to the filing of (i) any Financing Statement or analogous document under the UCC or any other applicable Law covering any Collateral, or (ii) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which the Grantor grants Control over any Collateral, which Financing Statement or analogous document, assignment, security agreement or similar instrument, or Control agreement is still in effect, except, in each case, for Permitted Encumbrances.

SECTION 3.05 Bailees, Warehousemen, Etc. No Inventory of the Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment unless (i) otherwise agreed to by the Agent or (ii) such bailee or other third party has entered into a Collateral Access Agreement as required by the Credit Agreement.

SECTION 3.06 Consignments. Except as set forth on Schedule IV attached hereto, the Grantor does not have, and shall not hereafter have, possession of any property on consignment.

SECTION 3.07 Due Authorization and Issuance. All of the Pledged Interests have been, and to the extent any Pledged Interests are hereafter issued, such shares or other equity interests will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable. All of the Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Grantor’s status as a partner or a member of any issuer of the Pledged Interests.

ARTICLE 4

Certain Provisions Concerning Securities Collateral

SECTION 4.01 Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Agent and forthwith deliver to the Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 10.03 and SECTION 10.04 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.

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SECTION 4.02 Voting Rights; Distributions; etc.

(a)    So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations. The Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 4.02(a).

(b)    Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 4.02(a) hereof without any action (other than, in the case of any Securities Collateral, the giving of any notice) shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided, that the Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 4.02(a). After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 4.02(a) hereof.

(c)    So long as no Cash Dominion Event shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). The Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 4.02(c).

(d)   Upon the occurrence and during the continuance of any Cash Dominion Event, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 4.02(c) hereof shall cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Event of Default is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 4.02(c).

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(e)    Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 4.02(b) hereof and to receive all Distributions which it may be entitled to receive under SECTION 4.02(d) hereof.

(f)    All Distributions which are received by any Grantor contrary to the provisions of SECTION 4.02(d) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 4.03 Defaults, Etc. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Agent) which evidence any Pledged Securities of such Grantor.

ARTICLE 5

Certain Provisions Concerning Intellectual Property Collateral

SECTION 5.01 Registrations. Except pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business that are listed in Section IV of the Perfection Certificate, on and as of the date hereof (i) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any material Copyright, Patent or Trademark listed in Section IV of the Perfection Certificate, and (ii) all registrations listed in Section IV of the Perfection Certificate are valid and in full force and effect.

SECTION 5.02 No Violations or Proceedings. To each Grantor’s knowledge, on and as of the date hereof, there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Section IV of the Perfection Certificate, respectively, pledged by it under the name of such Grantor.

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SECTION 5.03 Protection of Agent’s Security. On a continuing basis, each Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright necessary for the conduct of business of such Grantor or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral necessary for the conduct of business of such Grantor, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral necessary for the conduct of business of such Grantor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment and, if any Event of Default has occurred and is continuing, with the prior approval of the Agent (such approval not to be unreasonably withheld), (iv) upon such Grantor’s obtaining knowledge thereof, promptly notify the Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or use of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral, the ability of such Grantor or the Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the Credit Parties, without the consent of the Agent, (vi) until the Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Agent from time to time upon the Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Agent may from time to time request. Notwithstanding the foregoing, nothing herein shall prevent any Grantor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Credit Agreement.

SECTION 5.04 After-Acquired Property. If any Grantor shall, at any time before this Agreement shall have been terminated in accordance with SECTION 11.14(a), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 5.04 with respect to such Grantor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. With respect to any federally registered Intellectual Property Collateral, each Grantor shall promptly (a) provide to the Agent written notice of any of the foregoing and (b) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this SECTION 5.04 by execution of an instrument in form reasonably acceptable to the Agent.

SECTION 5.05 Modifications. Each Grantor authorizes the Agent to modify this Agreement by amending Section IV of the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Grantor including, without limitation, any of the items listed in SECTION 5.04 hereof.

SECTION 5.06 Litigation. Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Agent or the other Credit Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Agent, as the case may be, for all costs and expenses incurred by the Agent in the exercise of its rights under this SECTION 5.06 in accordance with SECTION 11.06 hereof. In the event that the Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Grantor agrees, at the request of the Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

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ARTICLE 6

Certain Provisions Concerning Accounts

SECTION 6.01 Special Representations and Warranties. As of the time when any of its Accounts is included in the Borrowing Base, each Grantor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the applicable account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable material federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.

SECTION 6.02 Maintenance of Records. Each Grantor shall keep and maintain at its own cost and expense materially complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Agent’s security interest therein in accordance with applicable Law without the consent of any Grantor.

SECTION 6.03 Collection. Each Grantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Agent or any other Credit Party, shall be paid by the Grantors.

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ARTICLE 7

Covenants

SECTION 7.01 Change of Name; Location of Collateral; Records; Place of Business.

(a)    No Grantor shall change: (i) the Grantor’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of the Grantor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or location from which Accounts are invoiced or paid; (iii) the Grantor’s organizational structure or jurisdiction of incorporation or formation; or (iv) the Grantor’s Federal Taxpayer Identification Number, in each case without fifteen (15) days’ prior written notice to the Agent and after Agent’s written acknowledgment, which acknowledgment shall not be unreasonably withheld or delayed, that any reasonable action requested by the Agent to be performed by any Grantor in connection therewith, including to continue the perfection of any Liens in favor of the Agent, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.

(b)    Each Grantor agrees to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which the Grantor is engaged, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral

SECTION 7.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Agent in the Collateral and the priority thereof against any Lien (other than Permitted Encumbrances).

SECTION 7.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Agent may from time to time reasonably request to better protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith. Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Agent may from time to time reasonably request to perfect the Agent’s Security Interest in all Accounts, Inventory, Deposit Accounts, and the proceeds therefrom (including causing the Agent to have Control of any such Collateral to the extent perfection in such Collateral can be accomplished by Control). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner reasonably satisfactory to the Agent.

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SECTION 7.04 Inspection and Verification. Subject to the terms and conditions set forth in Section 6.10 of the Credit Agreement, the Agent and such Persons as the Agent may reasonably designate shall have the right, upon reasonable prior notice (except, if an Event of Default then exists, no such prior notice shall be required), to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss each Grantor’s affairs with the officers of the Grantor and to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Agent shall have the absolute right to share any information it gains from such inspection or verification with any Credit Party. Each Grantor shall pay the fees and expenses of the Agent or such other Persons with respect to such inspections and verifications to the extent required by the terms of Section 6.10 of the Credit Agreement.

SECTION 7.05 Taxes; Encumbrances. At its option, the Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Encumbrances), and may take any other action which the Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and such Grantor agrees to reimburse the Agent on demand for any payment made or any reasonable expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that the Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except for liability determined by a final and nonappealable judgment made by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Agent; provided further that the making of any such payments or the taking of any such action by the Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from such Grantor’s failure to have made such payments or taken such action. Nothing in this SECTION 7.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of such Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 7.06 Assignment of Security Interest.

(a)    If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an account, such Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b)    To the extent that any Grantor is a beneficiary under any written letter of credit, relating to the Collateral now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of such Grantor, promptly make such arrangements with such Grantor as are in the Agent’s reasonable judgment necessary so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent’s request, such Grantor shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Agent and reasonably satisfactory to the Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent.

SECTION 7.07 Continuing Obligations of the Grantor. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees to indemnify and hold harmless the Agent and the Credit Parties from and against any and all liability for such performance.

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SECTION 7.08 Use and Disposition of Collateral. Neither Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral or grant Control of any Collateral to any Person, except for Permitted Encumbrances. Except for Permitted Dispositions expressly permitted in the Credit Agreement, neither Grantor shall make or permit to be made any transfer of the Collateral.

SECTION 7.09 Limitation on Modification of Accounts. Neither Grantor will, without the Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 7.10 Insurance.

(a)    Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; (ii) maintain such other insurance, as may be required by applicable Law; and (iii) furnish to the Agent, upon reasonable written request, full information as to the insurance carried.

(b)    All such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of such Grantor or by the failure of such Grantor to comply with any warranty or condition of the policy.

(c)    Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of such Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable. All sums reasonably disbursed by the Agent in connection with this SECTION 7.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 7.11 Legend. At the request of the Agent, the Grantor shall legend, in form and manner reasonably satisfactory to the Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Agent, for its own benefit and the benefit of the other Credit Parties, and that the Agent has a security interest therein.

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ARTICLE 8

Collections

SECTION 8.01 Collections.

(a)    Each Grantor shall at all times comply with the cash management provisions of Section 6.13 of the Credit Agreement.

(b)    Without the prior written consent of the Agent, neither Grantor shall modify or amend the instructions pursuant to any of the DDA Notifications, the Credit Card Notifications, or the Blocked Account Agreements. So long as no Cash Dominion Event has occurred and is continuing, each Grantor shall, and the Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Agent and the other Credit Parties; provided, however, that such privilege may, at the direction of the Agent, be terminated upon the occurrence and during the continuance of any Cash Dominion Event.

SECTION 8.02 Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Agent shall have the right, with power of substitution for such Grantor and in such Grantor’s name or otherwise, for the use and benefit of the Agent and the other Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by such Grantor under SECTION 2.01 and SECTION 8.01 of this Agreement, (b) upon the occurrence and during the continuance of a Cash Dominion Event or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; and (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to sign the name of such Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of such Grantor on any notice to such Grantor’s Account Debtors; (iii) to sign the name of such Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (iv) to sign change of address forms to change the address to which such Grantor’s mail is to be sent to such address as the Agent shall designate; (v) to receive and open such Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to such Grantor or to any trustee in bankruptcy or receiver of such Grantor, or other legal representative of such Grantor whom the Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which such Grantor is a beneficiary; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of such Grantor; and (x) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or any other Credit Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable.

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SECTION 8.03 No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by SECTION 8.02, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final and nonappealable judgment made by a court of competent jurisdiction, which determination includes a specific finding that the subject act or omission to act constitutes gross negligence, bad faith or willful misconduct. The provisions of SECTION 8.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE 9

Remedies

SECTION 9.01 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law. The rights and remedies of the Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a)   With respect to any Collateral consisting of Accounts, the Agent may (i) collect the Collateral with or without the taking of possession of any of the Collateral; (ii) demand, collect and receive any amounts relating thereto, as the Agent may determine; (iii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iv) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Agent may reasonably deem appropriate; (v) without limiting the Agent’s rights set forth in SECTION 8.02 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (vi) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes.

(b)   With respect to any Collateral consisting of Inventory, the Agent may conduct one or more going out of business sales, in the Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by such Grantor. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither the Grantor nor any Person claiming under or in right of such Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of such Grantor.

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(c)   With or without legal process and with or without prior notice or demand for performance, the Agent may enter upon, occupy, and use any premises owned or occupied by any Grantor, and may exclude such Grantor from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent’s taking possession thereof, and may render any Collateral unusable to such Grantor. In no event shall the Agent be liable to any Grantor for use or occupancy by the Agent of any premises pursuant to this SECTION 9.01, nor for any charge (such as wages for such Grantor’s employees and utilities) incurred in connection with the Agent’s exercise of the Agent’s Rights and Remedies (as defined herein) hereunder.

(d)   The Agent may require each Grantor to assemble the Collateral and make it available to the Agent at such Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Agent and such Grantor.

(e)    Each Grantor agrees that the Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of such Grantor.

(f)   Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Grantor such notice as may be practicable under the circumstances), the Agent shall give such Grantor at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to such Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Agent’s Rights and Remedies upon default. The Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(g)   Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

(h)   At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this SECTION 9.01, the Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or such other Credit Party from such Grantor on account of the Secured Obligations as a credit against the purchase price, and the Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor.

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(i)    For purposes hereof, a written and fully executed agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Agent shall be free to carry out such sale pursuant to such agreement and such Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(j)    As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(k)    To the extent permitted by applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 9.02 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents, in accordance with Section 8.03 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 10

Perfection of Security Interest

SECTION 10.01 Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Agent, pursuant to the provisions of SECTION 2.01 and SECTION 8.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Agent shall deem appropriate, and such Grantor shall pay the Agent’s reasonable costs and expenses incurred in connection therewith. Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

SECTION 10.02 Other Perfection, Etc. Each Grantor shall at any time and from time to time take such steps as the Agent may reasonably request for the Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Agent, (b) to obtain Control of any Deposit Accounts and the Proceeds therefrom, with any agreements establishing Control to be in form and substance reasonably satisfactory to the Agent, and (c) otherwise to insure the continued perfection of the Agent’s Security Interest in any of the Collateral with the priority described in SECTION 3.03 and of the preservation of its rights therein.

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SECTION 10.03 Delivery of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected first priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within three (3) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Agent shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 10.04 Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Persons to permit the Agent or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Agent the right to transfer such Pledged Securities under the terms hereof and, provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof.

SECTION 10.05 Other Actions. In order to further evidence the attachment, perfection and priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a)          Instruments and Tangible Chattel Paper. As of the date hereof (i) no amount payable to such Grantor under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Section II.D of the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Section II.D of the Perfection Certificate, to the extent requested by the Agent, has been properly endorsed, assigned and delivered to the Agent, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time.

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(b)     Investment Property.

(i)          As of the date hereof (1) it has no Securities Accounts other than those listed in Section II.B of the Perfection Certificate, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities with respect to which the Agent has a perfected first priority security interest in such Pledged Securities, and (3) it has entered into a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in Section II.B of the Perfection Certificate with respect to which the Agent has a perfected first priority security interest in such Securities Accounts by Control.

(ii)          If any Grantor shall at any time hold or acquire any certificated securities, other than any securities of any CFC not required to be pledged hereunder, such Grantor shall promptly (a) notify the Agent thereof and endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Agent or (b) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Agent. If any securities now or hereafter acquired by any Grantor, other than any securities of any CFC not required to be pledged hereunder, are uncertificated, such Grantor shall promptly notify the Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) grant Control to the Agent and cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of any Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Agent has Control or (c) arrange for the Agent to become the registered owner of the securities. Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Agent and (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Securities Account Control Agreement with respect to such Securities Account. Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Agent and promptly upon receipt thereof, deposit any cash received by it into an account in which the Agent has Control, or with respect to any Investment Properties or additional securities, take such actions as required above with respect to such securities. The Agent agrees with each Grantor that the Agent shall not give any entitlement orders or instructions or directions to any issuer of uncertificated securities or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing. No Grantor shall grant control over any Pledged Securities to any Person other than the Agent.

(iii)          As between the Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 10.05(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Securities Account Control Agreement or under applicable Law. Each Grantor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Pledged Securities pledged by it under this Agreement. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Agent may do so for the account of such Grantor and following notice from the Agent to such Grantor, the Grantors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent under this SECTION 10.05(b) and under SECTION 11.06 hereof.

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(c)          Electronic Chattel Paper and Transferable Records. As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Agent thereof and shall take such action as the Agent may reasonably request to vest in the Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(d)          Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a Letter of Credit, now or hereafter issued in favor of such Grantor (which, for the avoidance of doubt, shall not include any Letter of Credit issued pursuant to the Credit Agreement), such Grantor shall promptly notify the Agent thereof and such Grantor shall, at the reasonable request of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Agent of, and to pay to the Agent, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Agent to become the beneficiary of such Letter of Credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(e)          Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims other than those listed in Section V of the Perfection Certificate. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall immediately notify the Agent in writing signed by such Grantor of the brief details thereof and such Grantor shall grant to the Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

SECTION 10.06 Savings Clause. Nothing contained in this ARTICLE 7 shall be construed to narrow the scope of the Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

SECTION 10.07 Joinder of Additional Grantors. The Grantors shall cause each direct or indirect Subsidiary of any Loan Party which, from time to time, after the date hereof shall be required to pledge any assets to the Agent for the benefit of the Credit Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Agent a Perfection Certificate and a Joinder, in each case, within fifteen (15) days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein, including, but limited to, granting the Agent a security interest in all Securities Collateral of such Subsidiary. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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ARTICLE 11

Miscellaneous

SECTION 11.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 11.02 Grant of Non-Exclusive License. Each Grantor hereby grants to the Agent a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or the like in which such Grantor now or hereafter has rights, such license to be effective upon the Agent’s exercise of the Agent’s Rights and Remedies hereunder, including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

SECTION 11.03 Security Interest Absolute. All rights of the Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor in respect of the Secured Obligations or this Agreement.

SECTION 11.04 Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the L/C Issuer or any other Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with SECTION 11.14 hereof.

SECTION 11.05 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Grantor that are contained in this Agreement shall bind and inure to the benefit of such Grantor and its successors and assigns. This Agreement shall be binding upon each Grantor and the Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Agent and the other Credit Parties and their respective successors and assigns, except that neither Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.

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SECTION 11.06 Agent’s Fees and Expenses; Indemnification.

(a)     Without limiting any of its obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees or expenses provided for under the Credit Agreement and the other Loan Documents, each Grantor hereby agrees to pay all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Agent’s Rights and Remedies hereunder or (iv) the failure of such Grantor to perform or observe any of the provisions hereof.

(b)     Without limiting any of its indemnification obligations under the Credit Agreement or the other Loan Documents, and without duplication of any indemnification provided for under the Credit Agreement and the other Loan Documents, each Grantor shall indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Agreement, the Credit Agreement or any other Loan Document or any other agreement or instrument contemplated hereby, the performance by such Grantor of its obligations thereunder, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing or the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), or (y) result from a claim brought by such Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and such Grantor shall promptly pay the reasonable fees and expenses of such counsel.

(c)     Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this SECTION 11.06 shall be payable promptly after written demand therefor.

SECTION 11.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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SECTION 11.08 Waivers; Amendment.

(a)     The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Grantors.

SECTION 11.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.

SECTION 11.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 11.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.13 Jurisdiction; Consent to Service of Process.

(a)     Each Grantor agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in New York County or any federal court sitting therein, as the Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(b)     Each Grantor agrees that any action commenced by such Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in New York County or any federal court sitting therein, as the Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(c)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.14 Termination; Release of Collateral.

(a)     Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Agent of the Net Proceeds thereof to the extent required by the Credit Agreement. Upon at least two (2) Business Days’ prior written request by such Grantor, the Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this SECTION 11.14(a); provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of such Grantor in respect of) all interests retained by such Grantor, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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(b)     Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Secured Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized or backstopped by a letter of credit reasonably acceptable to the Administrative Agent and the L/C Issuer to the extent provided in the Credit Agreement, and (iv) all L/C Obligations shall have been reimbursed, at which time the Agent shall execute and deliver to such Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of such Grantor. Any execution and delivery of termination statements or other documents pursuant to this SECTION 11.14 shall be without recourse to, or warranty by, the Agent or any other Credit Party.

SECTION 11.15 No Release.

(a)     Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral.

(b)     Nothing set forth in this Agreement shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. This SECTION 11.15(b) shall survive the termination hereof and the discharge of such Grantor’s obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.16 Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)     any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b)     any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(d)     any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)     any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 11.08 hereof; or

(f)     any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than (i) the payment in full of the Secured Obligations (other than unasserted contingent indemnification Obligations and unasserted expense reimbursement Obligations) and the termination of the Commitments and (ii) the termination of this Agreement in accordance with SECTION 11.14(a) hereof).

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

ALCO STORES, INC.

By:	/s/ Wayne S. Peterson
Name: Wayne S. Peterson
Title: Chief Financial Officer

[Signature Page to Amended and Restated Security Agreement]

ALCO HOLDINGS, LIMITED LIABILITY
COMPANY

By:	/s/ Rodolfo A. Campos
Name Rodolfo A. Campos
Title Manager

[Signature Page to Amended and Restated Security Agreement]

AGENT:

WELLS FARGO BANK NATIONAL
ASSOCIATION

By:	/s/ Danielle M. Baldinelli
Name: Danielle M. Baldinelli
Title: Director